Exhibit 10.2

January 19, 2021

Mr. Sassoon M. Peress

7501 Mountain Sights, Apt. 505

Montreal, Quebec H4P 0A8Canada

Re: Officer Agreement with The Peck Company Holdings, Inc.

Dear Sass,

By this Letter Agreement (this “Letter”) and in connection with the merger of iSun Energy, LLC and Peck Mercury, Inc., a wholly-owned subsidiary of the The Peck Company Holdings, Inc., a Delaware corporation (the “Company”), the Company hereby agrees to the following:

1. The Company shall cause its Board of Directors to appoint you to the position of Chief Innovation and Experience Officer.

2. This position does not constitute employment by the Company and you will not be entitled to receive any benefits in connection with the position.

3. If the Company’s Board of Directors is expanded to seven or more members, and the Consulting Agreement between the Company and renewz sustainable solutions, inc., a Canadian corporation, is then in effect, the Company will nominate you for election to the Board of Directors;

By countersigning this Letter you hereby agree that you will faithfully discharge your duties as an officer and/or a director of the Company in compliance with all applicable state and federal laws and regulations, including, without limitation, the Delaware General Corporation Law and the Securities Exchange Act of 1934, as amended. You also agree that you will comply with all of the Company’s rules and regulations that are applicable to officers and/or directors, including, without limitation, the Company’s Insider Trading Policy, of which you have been provided a copy.

General Provisions

(a) No Waiver. Waiver of any provision of this Letter, in whole or in part, in any one instance shall not constitute a waiver of any other provision in the same instance, nor any waiver of the same provision in another instance, but each provision shall continue in full force and effect with respect to any other then-existing or subsequent breach. No delay or omission to exercise any right, power or remedy under this Letter by either party upon a breach or default by the other party shall impair any such right, power or remedy of the non-defaulting party, nor shall it be construed to be a waiver of any such breach or default.

(b) Severability. If any provision of this Letter shall be found to be invalid, inoperative or unenforceable in law or equity, such finding shall not affect the validity of any other provisions of this Letter, which shall be construed, reformed and enforced to effect the purposes of this Letter to the fullest extent permitted by law.

(c) Consent to Jurisdiction. Each party agrees that any suit, action or proceeding instituted against such party under or in connection with this Letter shall be brought only in the courts located in the State of Vermont. Each party irrevocably waives any objection to, and any right of immunity on the grounds of, improper venue, the convenience of the chosen forum, the personal jurisdiction of such courts or the execution of resulting judgments. Each party irrevocably accepts and submits to the exclusive jurisdiction of such courts in any such action, suit or proceeding. Each party irrevocably designates, appoints and empowers in the case of any of the aforementioned courts, each and every one of its agents to receive for and on behalf of each party the service of any writ, judgment or other notice of legal process in connection with any suit, action or proceeding in any of such courts, delivery of which to such party or its agent anywhere in the world shall constitute sufficient service on such party.

(d) Miscellaneous. This Letter: (i) may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument; (ii) shall be governed by and construed under the law of the State of Delaware, without application of principles of conflicts of laws; (iii) constitute the entire agreement of the parties with respect to the subject matter hereof, superseding all prior oral and written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts, and the like between the parties in such respect; (iv) may be amended, modified, or terminated, and any right under this Letter may be waived in whole or in part, only by a writing signed by both parties; (v) contains headings only for convenience, which headings do not form part, and shall not be used in construction, of this Letter; and (vi) shall bind and inure to the benefit of the parties and their respective legal representatives, successors and assigns, except that no party may delegate any of its obligations under this Letter, or assign this Letter, without the prior written consent of the other party; provided however, the Company may assign this Letter without prior written consent to an affiliate of the Company or in connection with a sale, merger, reorganization or business combination involving the Company.

[Signature Page Follows]

Very truly yours,

THE PECK COMPANY HOLDINGS, INC.

	By:	/s/ Jeffrey Peck
	Name:	Jeffrey Peck
	Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED

/s/ Sassoon M. Peress
Name: Sassoon M. Peress